UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

Horsehead Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-33658	20-0447377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4955 Steubenville Pike, Suite 405
Pittsburgh, Pennsylvania  15205
(Address of principal executive offices, including  zip code)

724-774-1020
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

     On May 5, 2015, Horsehead Holding Corp. (the “Company”) held its annual meeting of stockholders at The Duquesne Club, 325 Sixth Avenue, Pittsburgh, Pennsylvania (the “Annual Meeting”). The number of shares of common stock entitled to vote at the Annual Meeting was 56,655,577 representing the number of shares of common stock outstanding as of the close of business on March 12, 2015, the record date for the Annual Meeting.

     The results for each matter voted on were as follows:

         a. Election of Directors. The following Class III director was elected to serve for a three-year term expiring at the annual meeting in 2018:

	Votes for	Votes Withheld	Broker Non-Votes

T. Grant John	41,142,828	1,164,809	10,156,556

      b. Ratification of Independent Registered Public Accounting Firm. The audit committee’s appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified.

Shares Voted for	Shares Voted
Proposal	Against Proposal	Abstain	Broker Non-Votes
52,129,189	203,373	131,631	0

 c. Non-Binding Advisory Vote on Executive Compensation. The compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2015 (the “Proxy Statement”) under “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables was approved on an advisory basis.

Shares Voted for	Shares Voted
Proposal	Against Proposal	Abstain	Broker Non-Votes
41,324,697	844,198	138,742	10,156,556

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on May 5, 2015.

HORSEHEAD HOLDING CORP.

By:	/s/ Robert D. Scherich
	Name:	Robert D. Scherich
	Title:	Vice President and Chief Financial Officer